AMENDED, RESTATED AND CONSOLIDATED
SECURED PROMISSORY NOTE

$9,196,801.23	Originally Dated: First Restated As Of: Restated As Of:	June 30, 2000 March 28, 2002 October 4, 2000

     FOR VALUE RECEIVED, the undersigned TELTRONICS, INC., a Delaware corporation ("Maker") hereby promises to pay to HARRIS CORPORATION or order ("Payee"), at 1025 West NASA Boulevard, Melbourne, Florida 32919, or at such other address as Payee may from time to time designate to Maker in writing, the principal sum of NINE MILLION ONE HUNDRED NINETY-SIX THOUSAND EIGHT HUNDRED ONE DOLLARS AND TWENTY-THREE CENTS ($9,196,801.23), in lawful money of the United States of America which, at the time of payment, shall be legal tender for the payment of all debts, public and private together with interest at the rate of eight percent (8%) per annum computed on the basis of a 360-day year.

      This Amended, Restated and Consolidated Secured Promissory Note ("Note") is being executed and delivered in accordance with Section 2.1(a) of the Master Restructuring Agreement (the "Master Restructuring Agreement") pursuant to which Harris and Teltronics are restructuring certain indebtedness owed to Harris by Teltronics. All capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed to such terms in the Master Restructuring Agreement.

     This Note is given as an amendment, extension, and restatement of the Secured Promissory Note dated June 30, 2000 in the original principal amount of $6,884,355.29 as amended, restated and consolidated with interest and in the principal amount of $7,096,622.91 as of October 4, 2000, and pursuant to which, by letter agreement dated April 13, 2001, the April 13, 2001 Invoice Amount of $2,642,941.62 was included as additional principal (for a total principal balance of $9,739,564.53). The principal amount of this Note includes and reflects the sum of $9,739,564.53 plus $255,663.58 of accrued and unpaid interest from January, 2002 to March, 2002, less $798,426.88 of the April 13, 2001 Invoice Amount which is being converted into Series C Preferred Stock as set forth in the Master Transaction Agreement. This Note is not intended to constitute a repayment of amounts owing under the Amended and Restated Secured Promissory Note, which was restated as of October 4, 2000.

     The holder of this Note is entitled to the rights and benefits of the Loan Agreement between Maker and Payee entered into as of March 27, 2002 (the "Loan Agreement") and the Security Agreement referred to below and may enforce the agreements of the Maker contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Reference is hereby made to the Loan Agreement and the Security Agreement for a statement of such rights and benefits.

     1.     Payment of Principal and Interest. (a) Interest on the unpaid principal amount of this Note shall accrue from March 27, 2002, and shall be payable monthly in arrears commencing on May 1, 2002, at the applicable rate per annum and shall be payable on the first day of each month thereafter until the entire unpaid principal balance on this Note is paid in full.

          (b)      Installments of principal and interest of this Note shall be payable in forty-eight (48) monthly installments as set forth in Exhibit A attached hereto commencing on May 1, 2002.

          (c)     The entire unpaid principal balance on this Note (which would be equal to $7,196,801.28 if all payments were made in accordance with the terms hereof), together with all accrued and unpaid interest or other sums due hereunder, shall be due and payable on May 1, 2006, if not sooner prepaid, accelerated or declared to be due and payable.

          (d)     If any day for payment of principal of, or interest on, this Note shall be a day other than a business day, such payment shall be made on the next succeeding business day.

          (e)     All payments hereunder shall be applied first to all fees, expenses and other amounts (exclusive of principal and interest) then due hereunder, next to interest, then due and the balance to the principal then due.

          (f)     The Maker shall not be obligated to pay and Payee shall not collect interest at a rate in excess of the maximum permitted by law or the maximum that will not subject the Payee to any civil or criminal penalties. If because of the acceleration of maturity, the payment of interest in advance or any other reason, the Maker is required, under the provisions of this Note, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the payment of expenses owing to the Payee and then to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the payee to the Maker.

     2.     Prepayment of Principal.

          (a)     Required Prepayment. (i) If, at any time while principal or interest on this Note remain outstanding, the Maker sells or otherwise issues any debt securities (a "Debt Financing"), except through a refinancing of any of Maker's existing debt securities, the Maker shall, unless the Payee waives its right to such application in writing, apply the Applicable Percentage (as defined below) of the gross cash proceeds to the Maker from such Debt Financing to reduce the outstanding principal and interest on the Note. Such prepayment shall occur within five (5) days after the closing of the Debt Financing (a "Required Prepayment Date"). The term "Applicable Percentage" shall mean (i) 20%, if the gross cash proceeds to the Maker from the Debt Financing are less than or equal to $5,000,000, or (ii) 30%, if the gross cash proceeds to the Maker from the Debt Financing exceed $5,000,000.

               (ii) The Payee shall have the right to require that this Note be prepaid in full (x) upon the sale, transfer or other disposition by Maker of all or substantially all of its property, assets or business or (y) upon any merger, reorganization or consolidation in which Maker is not the resulting or surviving entity or (z) upon any merger, reorganization, sale of stock or other similar event pursuant to which the current owners of the stock of Maker cease to own less than fifty (50%) percent of the voting stock of Maker.

          (b)      Optional Prepayment. Maker shall have the right at any time without penalty or premium to prepay the principal of this Note in whole or in part together with accrued interest on the amount prepaid from the date hereof to the date of the prepayment and the payment of all other fees, expenses and sums due and owing hereunder, in each case with the amount of such prepayment being applied first to any such fees or expenses, then to interest until all accrued and unpaid interest through the date of prepayment has been paid and thereafter to principal as set forth in this Note. This Note may be required to be prepaid prior to its maturity as set forth herein and in the Loan Agreement.

          (c)      Application of Partial Prepayments. Any partial prepayment shall be applied in the inverse order of maturity and shall not reduce the amount of the required monthly payments.

     3.     Late Charges; Default Interest. After maturity (whether by acceleration, required prepayment or otherwise) of this Note or after the occurrence of an Event of Default (as defined below) with respect to any payment of principal or interest due on this Note, this Note shall bear interest, payable on demand, at a rate of twelve and one-half (12.5%) percent per annum, but not in excess of the maximum rate allowed by law.

     4.     Security. This Note is secured by and entitled to the benefit of a Security Agreement of Maker to Payee originally dated as of June 30, 2000, as amended by the Amended and Restated General Security Agreement dated as of March 27, 2002 (as so amended, the "Security Agreement").

     5.     Covenants. So long as this Note shall remain unpaid, Maker shall, unless waived by the advance written consent of the Payee, comply with all of its covenants and obligations set forth in the Loan Agreement, the Security Agreement and this Note.

     6.     Events of Default. Any of the following events shall constitute an "Event of Default" under this Note:

          (a)     A failure by Maker to pay any installment of principal of, interest on or any other sum due under, this Note, including any required prepayment, within three (3) days after it shall become due; or

          (b)     A default in the payment of any other amount (other than an amount referred to in (a) above) due under the Loan Agreement, the Security Agreement or this Note and such default is not cured within ten (10) calendar days; or

          (c)     An event of default under the Security Agreement or the Loan Agreement; or

          (d)     To the extent not covered by Section 6(c) above, a default shall be made in the due observance or performance by the Maker of any covenant, obligation, condition or agreement contained in this Note, the Loan Agreement, the Security Agreement, or any other Transaction Documents (as such term is defined in the Loan Agreement) (other than those specified in (a), (b) or (c) above); and such default shall continue unremedied for a period of ten (10) calendar days after notice thereof from Harris to Maker.

     7.     Remedies. At any time after occurrence and during the continuance of an Event of Default, Payee may, at its option and without notice or demand, do any one or more of the following:

          (a)     Declare the entire unpaid principal balance of this Note, together with interest accrued thereon if any, and all other sums due from Maker hereunder, to be immediately due and payable; or

          (b)     Exercise any other right or remedy as may be provided in this Note, the Loan Agreement, the Security Agreement or as otherwise provided at law or in equity or otherwise.

     8.     Costs and Attorney's Fees. In any suit, action or proceeding for the collection of this Note or to enforce any of Payee's rights hereunder, Payee may recover all reasonable and actual costs of and other expenses in connection with the suit, action or proceeding, including attorney fees and disbursements, paid or incurred by Payee, together with any and all other amounts provided by law. Maker also agrees to pay any recording, stamp, or other taxes or fees relating to this Note or the Security Agreement.

     9.     Remedies Cumulative. The rights and remedies provided to Payee in this Note, the Loan Agreement, and the Security Agreement (a) are not exclusive and are in addition to any other rights and remedies Payee may have at law or in equity, (b) shall be cumulative and concurrent, (c) may be pursued singly, successively or together against Maker, at the sole discretion of Payee, and (d) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

     10.     Waivers and Agreements. Maker and all endorsers, sureties and guarantors, jointly and severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; and (b) agree that the liability of each of them shall be unconditional without regard to the liability of any other party and with respect to any such endorser, surety or guarantor, shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time; such endorsers, sureties and guarantors, jointly or severally, further (c) consent to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time; and (d) agree that additional makers, endorsers, guarantors or sureties may become parties to this Note without notice to them or affecting their liability under this Note.

     11.     Payee's Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee's rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events of defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

     12.     Miscellaneous.

          (a)     Successors and Assigns. The words "Payee" and "Maker" shall include the respective distributees, successors and permitted assigns of Payee and Maker, respectively. The provisions of this Note shall bind and inure to the benefit of Payee and Maker and their respective distributees, successors and assigns. Notwithstanding the foregoing, Maker shall have no right to distribute, assign, delegate, or otherwise transfer this Note of any of Maker's obligations hereunder without the prior written consent of Payee.

          (b)     No Set-Off. All payments hereunder shall be made without set-off or counterclaim under any circumstances and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

          (c)     Amendment of Note. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

          (d)     Governing Law. This Note shall be governed by and construed according to the laws of the State of Florida without regard to its conflict of laws principles.

          (e)     Partial Invalidity. The unenforceability or invalidity of any one or more provisions shall not render any other provisions herein contained unenforceable or invalid.

          (f)     Waiver of Jury Trial; Jurisdiction. The Payee and the Maker hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Payee and the Maker hereunder. The Maker hereby irrevocably submits to the jurisdiction of any state court located in Brevard County, Florida, or in a federal court located in the Middle District of Florida for the purpose of any suit, actions, proceedings, or judgments relating or arising out of this Note.

[Intentionally Left Blank to End of Page]

     IN WITNESS WHEREOF, TELTRONICS, INC. has executed this AMENDED, RESTATED AND CONSOLIDATED SECURED PROMISSORY NOTE the day and year first written above.

MAKER: TELTRONICS, INC. By: /s/ Ewen R. Cameron Name: Ewen R. Cameron Title: President & CEO

EXHIBIT A
AMORTIZATION SCHEDULE

Beginning Principal Stated Interest (Annual) Monthly Interest Term (Months) Final Principal Payment	$9,196,801.28 8% 0.6667% 48 $7,196,801.28	__________________________________ Ewen R. Cameron

Period		Interest	Principal	Balance
				$9,196,801.28
	1	$61,312.01	$35,492.51	$9,161,308.77
	2	$61,075.39	$35,729.13	$9,125,579.64
	3	$60,837.20	$35,967.32	$9,089,612.32
	4	$60,597.42	$36,207.10	$9,053,405.21
	5	$60,356.03	$36,448.49	$8,016,956.73
	6	$60,113.04	$36,691.48	$8,980,265.25
	7	$59,868.44	$36,936.08	$8,943,329.17
	8	$59,622.19	$37,182.33	$8,906,148.84
	9	$69,374.31	$37,430.21	$8,868,716.64
	10	$59,124.78	$37,679.74	$8,831,036.89
	11	$58,873.58	$37,930.94	$8,793,105.95
	12	$58,620.71	$38,183.81	$8,754,922.14
	13	$58,366.15	$38,438.37	$8,716,483.77
	14	$58,109.89	$38,694.83	$8,677,789.14
	15	$57,851.93	$38,952.59	$8,638,838.55
	16	$57,592.24	$39,212.28	$8,599,624.27
	17	$57,330.83	$39,473.69	$8,560,150.58
	18	$57,067.67	$39,736.85	$8,520,413.73
	19	$56,802.76	$40,001.76	$8,480,411.97
	20	$56,536.08	$40,288.44	$8,440,143.53
	21	$56,267.62	$40,536.90	$8,399,606.63
	22	$55,997.38	$40,807.14	$8,358,799.49
	23	$55,725.33	$41,079.19	$8,317,720.30
	24	$55,451.47	$41,353.05	$8,276,367.25
	25	$55,175.78	$41,628.74	$8,234,738.51
	26	$54,898.26	$41,906.28	$8,192,832.25
	27	$54,618.88	$42,185.64	$8,150,646.61
	28	$54,337.64	$42,468.88	$8,108,179.73
	29	$54,054.53	$42,749.99	$8,065,429.74
	30	$53,769.53	$43,034.99	$8,022,394.76
	31	$53,482.63	$43,321.89	$7,979,072.87
	32	$53,193.82	$43,610.70	$7,935,462.17
	33	$52,903.08	$43,901.44	$7,891,560.73
	34	$52,610.40	$44,194.12	$7,847,366.81
	35	$52,315.78	$44,488.74	$7,802,877.87
	36	$52,019.19	$44,785.33	$7,758,092.54
	37	$51,720.62	$45,083.90	$7,713,008.63
	38	$51,420.06	$45,384.46	$7,667,624.17
	39	$51,117.49	$45,687.03	$7,621,937.15
	40	$50,812.91	$45,991.61	$7,575,945.54
	41	$50,508.30	$46,298.22	$7,529,647.32
	42	$50,197.65	$46,606.87	$7,483,040.45
	43	$49,888.94	$46,917.58	$7,436,122.87
	44	$49,574.15	$47,230.37	$7,388,892.50
	45	$49,259.28	$47,545.24	$7,341,347.27
	46	$48,942.32	$47,862.20	$7,293,485.06
	47	$48,623.23	$48,181.29	$7,245,303.77
	48	$48,302.03	$48,502.49	$7,196,801.28
		2,646,616.95	$2,000,000.00

ORL1 #709015 v5